                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   ALBANY INTERNATIONAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                                                   March 7, 1997

To the Stockholders of Albany International Corp.:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Albany International Corp. which will be held at the Company's headquarters, 1373 Broadway, Albany, New York at 10:30 a.m. on Wednesday, April 16, 1997. Please join us prior to the Annual Meeting at 10:00 a.m. to meet the Directors in the meeting room. Refreshments will be served.

    Following the Annual Meeting, at approximately 11:00 a.m., we will conduct a tour of the corporate headquarters and the Dryer Fabrics plant, which will last about one hour.

    If you plan to attend the meeting and the tour, please so indicate on the enclosed reply card so that we can make the necessary arrangements. The reply card and your completed proxy should be mailed separately. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

    Information about the meeting, including a description of the various matters on which the stockholders will act, will be found in the formal Notice of Annual Meeting and in the Proxy Statement which is attached. The Annual Report for the fiscal year ended December 31, 1996 is being mailed to you with these materials.

Sincerely yours,

             [LOGO]                                          [LOGO]
J. SPENCER STANDISH                            FRANCIS L. McKONE
    CHAIRMAN OF THE BOARD                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           ALBANY INTERNATIONAL CORP.
                        1373 BROADWAY, ALBANY, NEW YORK
            MAILING ADDRESS: P. O. BOX 1907, ALBANY, NEW YORK 12201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1997

    The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company's headquarters, 1373 Broadway, Albany, New York, on Wednesday, April 16, 1997 at 10:30 a.m., Eastern Time, for the following purposes:

    1. To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

    2. To consider and take action on a proposal to elect Coopers & Lybrand as auditors for the Company for 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on February 21, 1997 will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

    Whether or not you plan to be present at the Annual Meeting, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                          THOMAS H. HAGOORT

                                              SECRETARY

March 7, 1997

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. ("the Company"), 1373 Broadway, Albany, New York (P.O. Box 1907, Albany, New York 12201), of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on April 16, 1997 and at any adjournment or adjournments thereof. Each properly executed proxy in such form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. If a stockholder is a participant in the Company's Dividend Reinvestment Plan, the Albany International Corp. Prosperity Plus 401(k) Plan or the Albany International Corp. Prosperity Plus ESOP, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder's account in such plans. A proxy may be revoked at any time prior to the voting thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 7, 1997.

    The only persons entitled to vote at the Annual Meeting and any adjournment or adjournments thereof are (1) holders of record at the close of business on February 21, 1997 of the 25,014,573 shares of the Company's Class A Common Stock outstanding on such date and (2) holders of record at the close of business on February 21, 1997 of the 5,615,563 shares of the Company's Class B Common Stock outstanding on such date. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to ten votes on each matter to be voted upon.

    Under the by-laws of the Company, the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of directors and a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of the auditors. Shares present at the meeting in person or by proxy and entitled to vote which abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote. Broker non-votes will be treated as shares present at the meeting which are entitled to vote but which fail to do so. In the case of the election of auditors, an abstention or failure to vote will have the same effect as a negative vote, whether or not this effect is intended.

                             ELECTION OF DIRECTORS

    Eight members of the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eight nominees listed below, all of whom are presently serving as directors. If any nominee should be unavailable to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of Directors.

    [PHOTO 1]

                    J. SPENCER STANDISH joined the Company in 1952. He has been a Director of the Company since 1958. He has served as Chairman of the Board since 1984, Vice Chairman from 1976 to 1984, Executive Vice President from 1974 to 1976 and Vice President from 1972 to 1974. He is a Director of Berkshire Life Insurance Company. He is President of the State University at Albany Foundation and a director of the United Way of Northeastern N.Y., the Capital Region Technology Development Council, and the Center for Economic Growth. Age 71.

    [PHOTO 2]

                    FRANCIS L. McKONE joined the Company in 1964. He has been a Director of the Company since 1983. He has served as President since 1984, Executive Vice President from 1983 to 1984, Group Vice President-Paper Making Products Group from 1979 to 1983, and prior to 1979 as Vice President of the Company and Division President-Paper Making Products, U.S. He is a member of the Paper Industry Management Association, the Technical Association of the Pulp and Paper Industry, the Canadian Pulp and Paper Association, the Board of Overseers of the Lally School of Management and Technology at Rensselaer Polytechnic Institute and the Board of Trustees of Rensselaer Polytechnic Institute. He also serves as a Director of Albank, FSB, and is a Trustee of the Institute of Paper Science and Technology. Age 62.

    [PHOTO 3]

                    THOMAS R. BEECHER, JR. has been a Director of the Company since 1969. He has been President of Beecher Securities Corporation, venture capital investments, since 1979. He is a Director of Fleet Bank of New York, IMC Incorporated, Rand Capital Corporation and Beecher Securities Corporation. He is a Regent Emeritus of Canisius College, a Trustee of the LeBrun Foundation, Vice-Chairman of the Board of Buffalo General Health System and a founder and Director of the Buffalo Inner-City Scholarship Opportunity Network. Age 61.

    [PHOTO 4]

                    CHARLES B. BUCHANAN joined the Company in 1957. He has served the Company as a Director since 1969 and as Vice President and Secretary from 1980 until February 1, 1997. He is a Director of Fox Valley Corporation, a Trustee of Skidmore College and Albany Medical Center and co-chairman of the Capital Region Sponsor-a-Scholar Program. Age 65.

    [PHOTO 5]

                    ALLAN STENSHAMN has been a Director of the Company since 1983. Since 1976 he has been a partner in the law firm Lagerlof & Leman (previously Advokatfirman Lagerlof) in Stockholm, Sweden, which, among other activities, provides legal services to Swedish subsidiaries of the Company. He is the Chairman of the Board and a director of six Swedish subsidiaries of the Company: Albany Nordiskafilt AB; Nordiskafilt AB; Nordiska Maskinfilt AB; Nomafa AB; Albany Wallbergs Fabriks A.B.; and DEWA Consulting AB. In addition, he holds directorships in a number of Swedish subsidiaries of U.S. companies, including CPC International, Inc., General Electric Capital Corporation, Mars Inc., Merck & Co., Philip Morris Inc., and Texas Instruments, Inc. Age 63.

    [PHOTO 6]

                    STANLEY I. LANDGRAF has been a Director of the Company since 1987. He served as Chief Executive Officer of Mohasco Corporation, a manufacturer of interior furnishings, from 1978 to 1983 and as Chairman of the Board from 1980 until his retirement in 1985. He served as Acting President of Rensselaer Polytechnic Institute from 1987 to 1988. He is a Director of Elenel Corp., Mechanical Technology, Inc., Albany Molecular Research Corp. and Transtech Systems, Inc., and is also a Trustee of Victory Funds (mutual funds) and Rensselaer Polytechnic Institute. Age 71.

    [PHOTO 7]

                    BARBARA P. WRIGHT has been a Director of the Company since 1989. Since 1985 she has been a partner in the law firm of Finch, Montgomery & Wright, which is located in Palo Alto, California. She is a Director of Uncle Henry's Fantastic Toy Factory and Secretary of several nonprofit charitable organizations, including The David and Lucile Packard Foundation and The Monterey Bay Aquarium Foundation. Age 50.

    [PHOTO 8]

                    JOSEPH G. MORONE has been a Director of the Company since January 1996. Since 1993 he has been Dean of the Lally School of Management and Technology at Rensselaer Polytechnic Institute. From 1991 to 1993 he was the Andersen Consulting Professor of Management at the Lally School, and from 1992 to 1993 served as Director of the School's Center for Science and Technology Policy. Prior to joining the School of Management, he was a senior associate for the Keyworth Company, a technology consulting firm, and worked in General Electric Company's Corporate Research and Development. He is a Director of Albany Medical Center, Transworld Music Corporation and nVIEW Corporation. Age 43.

SHARE OWNERSHIP

    As of the close of business on February 21, 1997, shares of capital stock of the Company were beneficially owned by each of the directors, the named officers and all directors and officers as a group, as follows:

                                         SHARES OF                         SHARES OF
                                          CLASS A        PERCENT OF         CLASS B         PERCENT OF
                                        COMMON STOCK    OUTSTANDING      COMMON STOCK      OUTSTANDING
                                        BENEFICIALLY      CLASS A        BENEFICIALLY        CLASS B
                                          OWNED(A)      COMMON STOCK         OWNED         COMMON STOCK
                                       --------------  --------------  -----------------  --------------
J. Spencer Standish..................      5,136,860(b)        17.04%       4,854,860(c)         86.45%
Francis L. McKone....................        377,200(d)         1.49%           1,000(e)       (f)
Thomas R. Beecher, Jr................        473,851(g)         1.86%         470,400(h)          8.38%
Charles B. Buchanan..................        146,904(i)      (f)              --                --
Allan Stenshamn......................          4,451        (f)               --                --
Stanley I. Landgraf..................         22,451        (f)               --                --
Barbara P. Wright....................         44,451(j)      (f)              --                --
Joseph G. Morone.....................            451        (f)               --                --
Frank R. Schmeler....................        174,040(k)      (f)              --                --
Michael C. Nahl......................        256,250(l)         1.01%           1,000          (f)
J. Weldon Cole.......................          6,000(m)      (f)              --                --
Edward Walther.......................          5,000(n)      (f)              --                --
All officers and directors as a group
  (23 persons including those named
  above).............................      6,777,323          21.54%        5,327,360            94.87%

------------------------

(a) Since shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned.

(b) Includes (i) 282,000 shares issuable upon exercise of options exercisable currently or within 60 days and (ii) 4,854,860 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Standish's beneficial ownership of the Class B shares is described in note (c) below.

(c) Includes (i) 3,205,100 shares held by J.S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors and (ii) 1,649,760 shares held by three trusts as to each of which he has sole voting and investment power. Does not include 126,000 shares of Class B Common Stock owned outright by his son, John C. Standish, or 126,000 shares of Class B Common Stock owned outright by his daughter, Christine L. Standish, as to which shares J. Spencer Standish disclaims beneficial ownership.

(d) Includes (i) 46,200 shares owned outright, (ii) 330,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock.

(e) Includes 1,000 shares owned outright. Does not include 3,205,100 shares held by J.S. Standish Company, of which he is a director.

(f) Ownership is less than 1%.

(g) Includes (i) 3,451 shares owned outright and (ii) 470,400 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Beecher's ownership of Class B shares is described in note (h) on page 5. Does not include 100 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(h) Includes (i) 235,200 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 235,200 shares held by a trust for the sole benefit of Christine L. Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Does not include 3,205,100 shares held by J.S. Standish Company, of which he is a director.

(i) Includes (i) 128,496 shares owned outright, (ii) 600 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 17,808 shares held by a trust of which he is the sole trustee with sole voting and investment power and of which his wife is a beneficiary. Does not include 5,000 shares held by a trust of which Mr. Buchanan is a beneficiary. Mr. Buchanan has no voting or dispositive power as to such trust and disclaims beneficial ownership of such shares. Also does not include 17,840 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.

(j) Includes 44,451 shares owned outright or as community property with her spouse. Does not include (i) 753,904 shares held in various trusts of which she is a beneficiary but in regard to which she has no voting or investment power or (ii) 200 shares held by a trust for the benefit of her son, as to which shares she has no voting or investment power and disclaims beneficial ownership.

(k) Includes (i) 33,040 shares owned outright and (ii) 141,000 shares issuable upon exercise of options exercisable currently or within 60 days.

(l) Includes (i) 250 shares owned outright, (ii) 250,000 shares issuable upon exercise of options exercisable currently or within 60 days, (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock and (iv) 5,000 shares owned by a trust for the benefit of his mother, of which he is trustee.

(m) Includes (i) 1,000 shares owned outright and (ii) 5,000 shares issuable upon exercise of options exercisable currently or within 60 days.

(n) Includes 5,000 shares issuable upon exercise of options exercisable currently or within 60 days.

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated.

    The following persons have informed the Company that they were the "beneficial owners" (as defined by the rules of the Securities and Exchange Commission) of more than five percent of the Company's outstanding shares of Class A Common Stock as of December 31, 1996:

                                                                                  PERCENT OF
                                                                                    CLASS A
                                                                SHARES OF        COMMON STOCK
                                                            COMPANY'S CLASS A   OUTSTANDING ON
                                                               COMMON STOCK      FEBRUARY 21,
NAME(S) (A)                                                 BENEFICIALLY OWNED       1997
----------------------------------------------------------  ------------------  ---------------
J. Spencer Standish.......................................         5,136,860(b)        17.04%
J. S. Standish Company(c).................................         3,205,100(d)        11.36%
Bruce B. Purdy............................................         1,807,389(e)         7.23%
Reich & Tang Asset Management L.P. .......................         1,793,043(f)         7.17%
Wellington Management Company, LLP........................         1,770,600(g)         7.08%
Norwest Corporation.......................................         1,586,400(h)         6.34%
Norwest Bank Colorado, N.A. ..............................         1,572,400            6.29%
Mellon Bank Corporation...................................         1,559,000(i)         6.23%
Mellon Bank, N.A. ........................................         1,255,000(j)         5.02%
FMR Corp. ................................................         1,380,300(k)         5.52%
Fidelity Management & Research Company....................         1,315,000(l)         5.26%
Marshall & Ilsley Corporation.............................         1,246,652(m)         4.98%
Thompson, Siegel & Walmsley, Inc. ........................         1,244,727(n)         4.98%

------------------------

(a) Addresses of the beneficial owners listed in the above table are as follows:
    J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; Bruce B. Purdy, P.O. Box 8047, Incline Village, Nevada 89452; Reich & Tang Asset Management L.P., 100 Park Avenue, New York, New York 10017; Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109; Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026; Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado 80274-8677; Mellon Bank Corporation and Mellon Bank, N.A., One Mellon Bank Center, Pittsburgh, Pennsylvania 15258; FMR Corp. and Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109; Marshall & Ilsley Corporation, 770 N. Water Street, Milwaukee, Wisconsin 53202; and Thompson Siegel & Walmsley, Inc., P.O. Box 6883, Richmond, Virginia 23230.

(b) The nature of Mr. Standish's ownership of these shares is described in note
    (b) on page 4 of this proxy statement.

(c) J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect all of the directors. Current directors of J. S. Standish Company include J. Spencer Standish, John C. Standish (son of J. Spencer Standish), Christine L. Standish (daughter of J. Spencer Standish), Thomas R. Beecher, Jr. (a director of the Company) and Francis L. McKone (President and a director of the Company).

(d) Includes 3,205,100 shares issuable on conversion of an equal number of shares of Class B Common Stock.

(e) Includes (i) 1,592,093 shares held by four separate trusts as to each of which Mr. Purdy is co-trustee sharing voting and investment power, and (ii) 215,296 shares held by two trusts as to each of which Barbara G. Purdy, his wife, is co-trustee sharing voting and investment power (Mr. Purdy disclaims beneficial ownership of such shares). Marshall & Ilsley Trust Company is a trustee of trusts holding an aggregate of 1,126,112 of the shares reported as beneficially owned by Mr. Purdy (see note (m) on page 7).

(f) These shares are held by Reich & Tang Asset Management L.P. on behalf of certain accounts for which Reich & Tang Asset Management L.P. provides investment advice. Reich & Tang Asset Management L.P. has shared power to vote or direct the vote and shared power to dispose or direct the disposition of all of such shares.

(g) These shares are held by clients to whom Wellington Management Company, LLP provides investment advice. Wellington Management Company, LLP has sole power to vote or direct the vote of none of such shares, shared power to vote or direct the vote of 461,400 of such shares, and shared power to dispose or direct the disposition of all of such shares.

(h) Includes those shares shown as beneficially owned by Norwest Bank Colorado, N.A. Of the listed shares, Norwest Corporation has sole power to vote or direct the vote of 1,405,000 shares, shared power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of 1,550,300 shares and shared power to dispose or direct the disposition of 35,000 shares.

(i) Includes those shares reported as beneficially owned by Mellon Bank, N.A. (see note (j) below), a subsidiary of Mellon Bank Corporation. All of the listed shares are held by Mellon Bank Corporation and its subsidiaries in their various fiduciary capacities. Mellon Bank Corporation and such subsidiaries have sole power to vote or direct the vote of 1,540,000 shares, shared power to vote or direct the vote of 19,000 shares, sole power to dispose or direct the disposition of 329,000 shares, and shared power to dispose or direct the disposition of 1,230,000 shares.

(j) All of the listed shares are beneficially owned by Mellon Bank, N.A. and direct or indirect subsidiaries in their various fiduciary capacities. Mellon Bank, N.A. and such subsidiaries have sole power to vote or direct the vote of 1,244,000 shares, shared power to vote or direct the vote of 11,000 shares, sole power to dispose or direct the disposition of 106,000 shares and shared power to dispose or direct the disposition of 1,149,000 shares.

(k) Includes 1,315,000 shares shown as beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. See note (l) below. FMR Corp. has the sole power to dispose or to direct the disposition of all of such shares, sole power to vote or direct the vote of 65,300 of such shares, and shared power to vote or direct the vote of none of such shares.

(l) Held by various investment companies to which Fidelity Management & Research Company acts as an investment advisor.

(m) These shares are beneficially owned by Marshall & Ilsley Corporation and its direct or indirect subsidiaries, including Marshall & Ilsley Trust Company and M & I Marshall & Ilsley Trust Company of Arizona, in their various fiduciary capacities. Marshall & Ilsley Corporation or such subsidiaries have sole power to vote or direct the vote of 419,872 of such shares, shared power to vote or direct the vote of 826,240 of such shares and shared power to dispose or direct the disposition of all of such shares.

(n) Thompson, Siegel & Walmsley, Inc. has sole power to vote or direct the vote of 760,602 of such shares, shared power to vote or direct the vote of 397,425 of such shares, and sole power to dispose or direct the disposition of all of such shares.

    The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company's outstanding shares of Class B Common Stock:

                                                                SHARES OF         PERCENT OF
                                                            COMPANY'S CLASS B     OUTSTANDING
                                                               COMMON STOCK         CLASS B
NAME(S)(A)                                                  BENEFICIALLY OWNED   COMMON STOCK
----------------------------------------------------------  ------------------  ---------------
J. Spencer Standish.......................................        4,854,860(b)         86.45%
J. S. Standish Company(c).................................        3,205,100            57.08%
Thomas R. Beecher, Jr.....................................          470,400(d)          8.38%

------------------------

(a) Addresses of the beneficial owners listed in the above table are as follows:
    J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; Thomas R. Beecher, Jr., c/o Beecher Securities Corporation, 200 Theater Place, Buffalo, New York 14202.

(b) The nature of Mr. Standish's ownership of these shares is described in note
    (c) on page 4 of this proxy statement.

(c) See note (c) on page 6 of this proxy statement.

(d) The nature of Mr. Beecher's ownership of these shares is described in note
    (h) on page 5 of this proxy statement.

VOTING POWER OF MR. STANDISH

    J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of children of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 69% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as such trustee, cast votes as expected, election of the director nominees listed above and election of Coopers & Lybrand as the Company's auditors will be assured.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (together hereinafter referred to as "the Named Officers"), based on salary and bonuses earned during 1996.

                                                                                                      LONG-TERM COMPENSATION
                                                          ANNUAL COMPENSATION                      ----------------------------
                                       ----------------------------------------------------------    RESTRICTED
         NAME AND PRINCIPAL              FISCAL                                 OTHER ANNUAL            STOCK          STOCK
              POSITION                    YEAR        SALARY     BONUS(1)      COMPENSATION(2)         AWARDS         OPTIONS
-------------------------------------  -----------  ----------  ----------  ---------------------  ---------------  -----------
Francis L. McKone                            1996   $  479,821  $  250,000           --                  --             40,000
  President and Chief                        1995      451,250     307,500           --                  --             40,000
  Executive Officer                          1994      426,250     252,400           --                  --             40,000

Frank R. Schmeler,                           1996   $  307,821  $  135,000           --                  --             25,000
  Executive Vice President                   1995      285,150     168,800           --                  --             25,000
                                             1994      256,975     125,800           --                  --             20,000

Michael C. Nahl, Senior                      1996   $  309,498  $  116,500           --                  --             25,000
  Vice President and                         1995      300,500     157,000           --                  --             25,000
  Chief Financial Officer                    1994      290,424     128,000           --                  --             25,000

J. Weldon Cole,                              1996   $  306,579  $  115,300           --                  --             25,000
  Senior Vice President                      1995      297,500     155,000           --                  --             25,000
                                             1994       --          --               --                  --             --

Edward Walther                               1996   $  273,425  $  120,000           --                                 25,000
  Executive Vice President                   1995      251,000     129,400           --                  --             25,000
                                             1994       --          --               --                 -- --           --


         NAME AND PRINCIPAL              ALL OTHER
              POSITION                 COMPENSATION
-------------------------------------  -------------
Francis L. McKone                        $  51,569(3)
  President and Chief                       37,296(3)
  Executive Officer                         --
Frank R. Schmeler,                       $   9,000(4)
  Executive Vice President                   8,015(4)
                                            26,558(4)
Michael C. Nahl, Senior                  $  30,844(3)
  Vice President and                        19,700(3)
  Chief Financial Officer                    2,745(3)
J. Weldon Cole,                          $   9,843(3)
  Senior Vice President                        731(3)
                                            --
Edward Walther                           $  20,284(5)
  Executive Vice President                  31,395(5)
                                            --

------------------------

(1) Reflects bonus earned during the fiscal year which was paid during the next fiscal year.

(2) While the Named Officers enjoy certain perquisites, such perquisites did not exceed the lesser of $50,000 or 10% of the salary and bonus of any of the Named Officers.

(3) Above-market earnings credited, but not paid or payable, to the Named Officer during the fiscal year with respect to deferred compensation.

(4) Includes (a) above-market earnings of $9,000 in 1996, $5,854 in 1995, and $861 in 1994 credited, but not paid or payable, to Mr. Schmeler during such fiscal year with respect to deferred compensation and (b) an international assignment premium of $2,161 in 1995 and $25,697 in 1994.

(5) Includes (a) above-market earnings of $1,084 in 1996 and $145 in 1995 credited, but not paid or payable, to Mr. Walther during such year with respect to deferred compensation and (b) an international assignment premium of $19,200 in 1996 and $31,250 in 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                    INDIVIDUAL GRANTS(1)
------------------------------------------------------------
                                                                  % OF TOTAL
                                              NUMBER OF          OPTIONS/ SARS
                                             SECURITIES           GRANTED TO       EXERCISE OR               GRANT DATE
                                         UNDERLYING OPTIONS/     EMPLOYEES IN      BASE PRICE   EXPIRATION     PRESENT
                 NAME                       SARS GRANTED          FISCAL YEAR        ($/SH)      DATE (2)    VALUE $ (3)
---------------------------------------  -------------------  -------------------  -----------  -----------  -----------
Francis L. McKone......................          40,000                  9.7%       $   22.25      5/14/16    $ 335,368
Frank R. Schmeler......................          25,000                  6.0%           22.25      5/14/16    $ 249,168
Michael C. Nahl........................          25,000                  6.0%           22.25      5/14/16    $ 262,425
J. Weldon Cole.........................          25,000                  6.0%           22.25      5/14/16    $ 228,263
Edward Walther.........................          25,000                  6.0%           22.25      5/14/16    $ 265,650

------------------------

(1) None of the grants referred to in the table included stock appreciation rights. Each stock option granted becomes exercisable as to 20% of the shares on each of the first five anniversaries of the date of grant but only if the optionee is then employed by the Company or a subsidiary. In the event of a voluntary termination of the optionee's employment, the option terminates as to all shares as to which it is not then exercisable, except that, in the case of a voluntary termination after age 62, the option becomes exercisable, immediately prior to such termination, as to one-half of the shares as to which it is not then exercisable. The exercise price for each option granted is the fair market value of a share of Class A Common Stock on the date of grant.

(2) The Stock Option Committee may, at any time, accelerate the expiration date to a date not less than ten years from the date of the grant.

(3) Calculated using the Black-Scholes method which includes the following assumptions: expected volatility factor of 24.6% based upon 1989-96 weekly common stock price variation of high, low and closing prices; risk-free (zero-coupon U.S. Treasury Bond) interest rates ranging from 6.58% to 7.00% based on expected remaining life of the options; and dividend yields at the date of grant for each option of 1.80%. No adjustments were made for certain factors which are generally recognized to reduce the value of option contracts: I.E., that the option grants have limited transferability; the options step-vest at 20% each year after the date of grant and, therefore, are not fully exercisable for five years; and the risk of forfeiture of the non-vested portion of an option if employment is terminated.

OPTION/SAR EXERCISES DURING 1996 AND YEAR-END VALUES

    No stock options or stock appreciation rights were exercised by any of the Named Officers during 1996. The following table sets forth information with respect to the Named Officers concerning the numbers and value of stock options outstanding at December 31, 1996. No stock appreciation rights were held by any of the Named Officers at that date.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                            OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS
                                                                      1996             AT DECEMBER 31, 1996 ($)(1)
                                                           --------------------------  ---------------------------
NAME                                                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------  -----------  -------------  ------------  -------------
Francis L. McKone........................................     322,000        128,000   $  2,343,250   $   408,000
Frank R. Schmeler........................................     137,000         73,000        856,875       211,875
Michael C. Nahl..........................................     245,000         80,000      1,798,125       255,000
J. Weldon Cole...........................................       5,000         45,000          4,375        39,375
Edward Walther...........................................       5,000         45,000          4,375        39,375

------------------------

(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 1996 and the exercise price of the options.

PENSION PLAN TABLE

    The following table shows, as of December 31, 1996, the maximum amounts payable (on a straight life annuity basis) at age 65 under the Company's Pension Plus Plan. The amounts shown are without regard to the impact of the limits on credited earnings prescribed by Section 401 of the Internal Revenue Code and on annual benefits prescribed by Section 415 of the Internal Revenue Code, in each case as described in the Pension Plus Plan.

            MAXIMUM ANNUAL BENEFITS UPON RETIREMENT WITH YEARS OF
                              SERVICE INDICATED
                          (ROUNDED TO NEAREST $500)
            -----------------------------------------------------
CREDITED
EARNINGS
(1)         15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
----------  ---------  ---------  ---------  ---------  ---------
$125,000... $  26,500  $  35,000  $  44,000  $  52,500  $  54,000
150,000...     32,000     42,500     53,000     64,000     65,500
175,000...     37,500     50,000     62,500     75,000     77,500
200,000...     43,000     57,500     72,000     86,500     89,000
225,000...     49,000     65,000     81,500     97,500    100,500
250,000...     54,500     72,500     90,500    109,000    112,000
300,000...     65,500     87,500    109,500    131,500    135,000
350,000...     77,000    102,500    128,000    154,000    158,000
400,000...     88,000    117,500    147,000    176,500    181,500
450,000...     99,500    132,500    165,500    199,000    204,500
500,000...    110,500    147,500    184,500    221,500    227,500

------------------------

(1) The Company's Pension Plus Plan, applicable to all salaried and most hourly employees in the United States, provides generally that an employee who retires at his normal retirement age (age 65) will receive a maximum annual pension equal to (a) 1% of his average annual base compensation for the three most highly compensated consecutive calendar years in his last ten years of employment times his years of service (up to 30) plus (b) .5% of the amount by which such average annual base compensation exceeds a Social Security offset ($24,444 in 1996, increasing thereafter in proportion to the increase in the Social Security Taxable Wage Base) times his years of service (up to 30) plus (c)

    .25% of such average annual base compensation times his years of service in excess of 30. Effective April 1, 1994, the aggregate benefit payable pursuant to clauses (a) and (b) above was reduced to 1% of such average annual compensation for years of service (up to 30) earned after March 31, 1994. Effective January 1, 1999, this benefit will be reduced further to .75% of such average annual compensation for years of service (up to 30) earned after December 31, 1998. The numbers in the above table do not reflect these reductions.

    In the case of the Named Officers, base compensation for purposes of the Pension Plan is the amount shown as "Salary" in the Summary Compensation Table. The number of credited years of service under the Plan for each of the Named Officers are as follows: 33 years for Francis L. McKone; 33 years for Frank R. Schmeler; 16 years for Michael C. Nahl; 2 years for J. Weldon Cole; and 2 years for Edward Walther.

    Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The Company has adopted an unfunded supplemental employee retirement plan pursuant to which the Company will replace any Pension Plus Plan benefits (calculated as described in Note 1 to the preceding table) which a participant is prevented from receiving by reason of these limitations. All employees--including executive officers--to whom such limitations become applicable are eligible to receive benefits under the unfunded supplemental employee retirement plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions with respect to compensation of executive officers and the grant of stock options were made for 1996 by the Compensation and Stock Option Committee of the Board of Directors, composed of Directors Beecher, Landgraf, Standish, Stenshamn and Wright. As Chairman of the Board, Mr. Standish is an employee of the Company. None of the other members of the Committee is an employee.

    The Compensation and Stock Option Committee ("the Committee") has provided the following report:

COMPENSATION OF THE EXECUTIVE OFFICERS

    The Committee seeks to compensate the executive officers of the Company, including the Chief Executive Officer, at levels, and in a manner, which will

        (a) enable the Company to attract and retain talented, well qualified, experienced and highly-motivated individuals whose performance will substantially enhance the Company's performance; and

        (b) closely align the interests of each executive officer with the interests of the Company's stockholders.

    These objectives are pursued through a base salary, annual cash bonuses and stock options.

    Total cash compensation of each executive officer -- base salary plus annual cash bonus -- is intended to be competitive with companies with which the Company competes for executive talent. The Committee believes that such competitors are not limited to companies in the same industry and that comparisons should be made to the compensation practices of a cross-section of U.S. industrial companies with comparable sales volumes and international complexity. Accordingly, the Company periodically retains the services of professional compensation consultants to compare the compensation of its executive officers with such a cross-section. Consultants were most recently retained for this purpose in 1996. In addition, the Committee reviews such published surveys and other materials regarding compensation as are provided from time to time by the Company's Human Resources department.

    In general, the Committee sought to achieve total cash compensation for 1996 for each executive officer, including the Chief Executive Officer, which would place it at the median of compensation paid by

U.S. industrial companies with comparable sales volumes and international complexity to executives with comparable talents, qualifications, experience and responsibilities. Where positions of a comparable nature could not be identified in comparable companies, total cash compensation was established by reference to other positions within the Company for which comparisons could be identified. The Committee also made such adjustments as it deemed appropriate to reflect the past and anticipated performance of the individual executive officer, to take into account various subjective criteria such as leadership ability, dedication and initiative, and to achieve internal equity in compensation.

    Base salaries of executive officers--including each of the Named Officers--are established as a percentage of targeted total cash compensation for each officer, the percentage ranging from 66 2/3% in the case of the Chief Executive Officer to approximately 77% in the case of other executive officers. Base salaries are not based on corporate or business unit performance. Annual cash bonuses, on the other hand, are focused on corporate and business unit performance factors identified by the Committee and on the performance of the individual executive officer in the relevant fiscal year. A cash bonus sufficient to bring total cash compensation to the targeted level is paid only if the Committee determines that performance levels which it considers appropriate for the particular fiscal year have been achieved. Lesser bonuses will be paid if such performance levels are not achieved and larger bonuses, not exceeding 100% of base salary, will be paid if performance exceeds such levels.

    Salaries of executive officers are customarily adjusted in April of each year. In April 1996 the salaries of all executive officers were increased by an average of approximately 4.3% (excluding increases granted in recognition of a substantial change in responsibilities) to reflect the reported rate of increases by comparable companies. Increases actually granted to executive officers for this purpose ranged from zero to 8.0%.

    In November 1996, the Committee granted additional salary increases to certain executive officers, including Messrs. McKone, Schmeler and Walther, in the light of a survey conducted by professional compensation consultants and, in some cases, in recognition of changes in responsibilities. The increases granted ranged from 4.1% to 10%.

    Early in 1996 the Committee determined that cash bonuses for executive officers for the year would be based, as in 1995, on Company performance with respect to operating income, share of market and management of inventories and accounts receivable. The Committee further indicated that it would exercise its discretion, after the close of the fiscal year, in determining to what extent cash bonuses had been earned and reserved the right to take individual performance factors into account and to employ both objective and subjective criteria.

    Following the close of 1996, the Committee reviewed Company performance with respect to the three factors it had identified. The Committee determined that, as a general matter, bonuses for executive officers for 1996 should be approximately at their target levels, with variations made on the basis of individual performance.

    The Company has two stock option plans, the 1988 Stock Option Plan and the 1992 Stock Option Plan. No stock appreciation rights may be granted under the plans and stock options granted may not be treated as Incentive Stock Options under the Internal Revenue Code. Options granted under the plans are intended as an incentive to officers and other key employees of the Company to encourage them to remain in the employ of the Company by affording them a greater interest in its success. The Committee determines when options become exercisable. Normally, 20% of each grant becomes exercisable each year but only if the optionee is an employee at the time. The exercise price of each option is the market price of the Company's shares on the date of the grant.

    The size of the individual stock options granted during 1996, including the option granted to the Chief Executive Officer, was determined entirely by the discretion of the Committee. The principal factors influencing the size of individual grants in 1996 were position responsibility, compensation level and internal equity. The Committee also considered matters which pertained to the particular individual and which were relevant to the plans' purpose of encouraging continued employment, including the performance of the individual, the number of options already held by the individual and the extent to which such options had not yet become exercisable. In determining the size of individual grants, the Committee does not consider measures of corporate performance. In May 1996, the Committee granted options to each of the Named Officers (Mr. McKone, 40,000 shares; Mr. Schmeler, 25,000 shares; Mr. Nahl, 25,000 shares; Mr. Cole, 25,000 shares; and Mr. Walther, 25,000 shares).

    At the present time the Committee does not anticipate that Section 162(m) of the Internal Revenue Code will in the ordinary course prevent the Company from deducting executive officer compensation as an expense on its corporate income tax returns. As a result, the Committee has not had to decide whether to qualify, or not to qualify, any particular form of compensation under that section of the Code.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As in the case of the other executive officers, the target total cash compensation of Mr. McKone for 1996 was set at a level believed by the Committee to be reasonably competitive with compensation paid by comparable U.S. industrial companies to executives with comparable talents, qualifications, experience and responsibilities. The Committee also took into account Mr. McKone's many years of outstanding service to the Company. In April 1996 Mr. McKone received a 5.5% salary increase, reflecting the Committee's favorable evaluation of Mr. McKone's overall performance as Chief Executive Officer in a difficult business environment. In November 1996, the Committee granted Mr. McKone an additional 4.1% increase as a result of the survey conducted by the professional compensation consultants. In February 1997, the Committee granted Mr. McKone an on-target bonus with respect to 1996, taking into consideration Mr. McKone's leadership in improving the Company's sales and profits in 1996 despite difficult business conditions, in controlling costs and increasing efficiency, in fostering progress in product and process technology, in completing a substantial acquisition in the door business and in continuing the expansion of the Company's role in Asia. In May 1996, the Committee granted an option to Mr. McKone for 40,000 shares. In making this grant, the Committee took into account the importance to the Company of retaining Mr. McKone's outstanding leadership in a difficult business environment and the fact that the options then held by him would shortly be exercisable as to all but 88,000 shares.

                                              Compensation and Stock Option
                                          Committee

                                               Thomas R. Beecher, Chairman
                                               Stanley I. Landgraf
                                               J. Spencer Standish
                                               Allan Stenshamn
                                               Barbara P. Wright

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee is composed of Directors Beecher, Landgraf, Standish, Stenshamn and Wright. Mr. Standish, as Chairman of the Board, is an officer and employee of the Company. Mr. Stenshamn is an officer (Chairman of the Board) and a director of six Swedish subsidiaries of the Company: Albany Nordiskafilt AB; Nordiskafilt AB; Nordiska Maskinfilt AB; Nomafa AB; Albany Wallbergs Fabriks A.B.; and DEWA Consulting AB. Mr. Standish, Mr. McKone and Mr. Beecher are members of the Board of Directors of J. S. Standish Company ("JSSC"). Mr. Standish and Mr. Beecher are also officers of JSSC (President and Secretary, respectively). The Board of Directors of JSSC serves the functions of a compensation committee. The aggregate amount received with respect to all services rendered to JSSC during 1995 was $2,800 in the case of each of Messrs. Standish and McKone and $4,000 in the case of Mr. Beecher.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total stockholders return of the Company's Class A Common Stock during the five years ended December 31, 1996 with the cumulative total return on the S&P 500 Index and a selected peer group.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ALBANY INTERNATIONAL   PEER GROUP    S&P 500
1991                        100           100        100
1992                      100.6         119.2      107.6
1993                      125.6         136.8      118.5
1994                      128.9         103.9        120
1995                      123.6          86.7      165.1
1996                      160.6         112.4      203.1

    The peer group consists of companies in related industries with comparable sales volumes. Companies included are: Dixie Yarns, Inc., Guilford Mills, Inc., Nashua Corporation, and Pope & Talbot, Inc.. There are no comparable paper machine clothing manufacturers with publicly reported financial statements.

    The comparison assumes $100 was invested on December 31, 1991 in the Company's Class A Common Stock, the S&P 500 Index and the peer group and assumes reinvestment of dividends.

DIRECTORS' FEES

    Directors who are not employees of the Company receive an annual retainer in the amount of $20,000. Under the Directors Annual Retainer Plan approved by the stockholders in 1996, one-half of the retainer will be received in the form of shares of Class A Common Stock of the Company (the number of shares being determined on the basis of the closing price of the shares on the day of the Annual Meeting). In addition, such Directors are paid $700 for each meeting of the Board or a committee thereof that they attend up to a maximum payment of $1,400 for any one day (or, in the case of a committee chairman, $1,700 per day), and are paid $700 for each day they are engaged in Company business at the request of the Chairman of the Board. Committee chairmen are paid $1,000 for each committee meeting they attend. Each Director may elect to defer payment of all or any part of the cash fees payable for services as a Director. In addition, each director whose service as a director terminates after such director attains age 65 and who is not eligible to receive a pension under any other Company retirement program is entitled to receive an annual pension equal to the annual retainer payable to non-employee members of the Board of Directors at the time of his or her termination of service, which annual pension is payable in equal quarterly installments during his or her lifetime for a number of years equal to the number of full years of service by such person as a director.

    Mr. Stenshamn received, in addition to fees received by him for his services during 1996 as a Director of the Company, total fees of approximately $4,400 for his services during 1996 as a Director of subsidiaries of the Company.

COMMITTEES

    Among the committees of the Board of Directors are a Compensation and Stock Option Committee, the members of which are Directors Beecher, Landgraf, Standish, Stenshamn and Wright, and an Audit Committee comprised of Directors Landgraf, Stenshamn, Wright and Morone.

    The Compensation and Stock Option Committee met four times in 1996. The Committee determines the compensation of the executive officers of the Company, establishes compensation policy for management generally, decides upon the grant of options under, and administers, the Company's stock option plans and makes recommendations to the Board of Directors as to possible changes in certain employee benefits. The Committee also makes recommendations to the Board as to the election of officers. Recommendations of persons for nomination as Directors may be sent to the attention of the Company's Secretary.

    The Audit Committee met two times in 1996. The Committee recommends the engagement of auditors and reviews the planning and scope of the audit and the results of the audit. The Committee also reviews the Company's policies and procedures on internal accounting and financial controls. The implementation and maintenance of internal controls is understood to be primarily the responsibility of management.

ATTENDANCE

    The Board of Directors of the Company met five times during 1996. Each Director attended 75% or more of the aggregate of the number of meetings of the Board and of the committees of the Board on which he or she served.

COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and any persons holding more than 10% of the Company's Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. Except as provided below, to the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the year ended December 31, 1996, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements. Messrs. Ervin Johnson and Charles Silva were appointed officers of the Company effective March 8, 1996. Their respective Forms 3 were filed with the Commission in April 1996.

                              ELECTION OF AUDITORS

    The Board of Directors proposes and recommends the election, at the Annual Meeting, of the firm of Coopers & Lybrand as the Company's auditors for the year 1997. This firm of independent certified public accountants has served as the Company's auditors since 1959. Coopers & Lybrand has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company or any of its subsidiaries. A representative of the firm will be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at P.O. Box 1907, Albany, New York, 12201-1907 not later than November 7, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally by or telephone.

                                          THOMAS H. HAGOORT

                                              SECRETARY

March 7, 1997

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /  /


Proposals of the Board of Directors
------------------------------------
                                                                                          For All
1. Election of Directors,  (Nominees listed on reverse side).   For          Withheld     Except
                                                                 /  /        /   /          /  /           ------------------------
                                                                                                            Nominee(s) Exceptions
Other Matters
--------------

2. Approval of auditors.                                        For          Against      Abstain
                                                                /  /         /  /           /  /

3. In their discretion upon
   other matters that may
   properly come before this
   meeting.



This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


Dated                                                                  ,1997
      -----------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Signature(s) of Stockholder(s)

PROXY                                                                      PROXY
                           ALBANY INTERNATIONAL CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 16, 1997

     The undersigned hereby constitutes and appoints J. Spencer Standish, Thomas
R. Beecher, Jr. and Charles B. Buchanan, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote, as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company's headquarters, 1373 Broadway, Albany, New York on Wednesday, April
16, 1997, at 10:30 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

     The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR proposals 1 and 2.

     Election of Directors, Nominees: J. Spencer Standish, Francis L. McKone, Thomas R. Beecher, Jr., Charles B. Buchanan, Allan Stenshamn,
     Stanley I. Landgraf, Barbara P. Wright and Joseph G. Morone

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD  PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)